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                                                                    Exhibit 99.1

(HEALTH GRADES, INC. LOGO)


Company Contact:
Allen Dodge
Health Grades, Inc.
303-716-0041
adodge@healthgrades.com


                              For Immediate Release

               HEALTH GRADES, INC. ANNOUNCES THIRD QUARTER RESULTS

Lakewood, Colo. (November 13, 2003) - Health Grades, Inc. (OTCBB: HGRD) today announced financial results for the third quarter ended September 30, 2003.

Ratings and advisory revenue for the three months ended September 30, 2003 was approximately $2,290,000, representing an increase of approximately $281,000, or 14%, over ratings and advisory revenue for the second quarter 2003 and an increase of $1,002,000, or 78%, over ratings and advisory revenue for the third quarter 2002. Net loss for the three and nine months ended September 30, 2003 was approximately ($526,000) or ($0.02) per basic and diluted share on 24.4 million weighted average shares, and ($1,237,000) or ($0.05) per basic and diluted share on 27.4 million weighted average shares, respectively.

The three and nine months ended September 30, 2003 net loss includes a one-time expense of $491,000. This expense represents the amount Health Grades has agreed to pay to settle its outstanding litigation relating to properties leased by a former affiliated practice.

On October 31, 2003, Health Grades repaid the remaining balance of approximately $360,000 of the note payable with Silicon Valley Bank. As a result of this payoff, Health Grades currently has no remaining outstanding debt. As of November 1, 2003, cash on hand was approximately $2.8 million.

Kerry Hicks, President and Chief Executive Officer of Health Grades, Inc. stated, "We are pleased with the successful completion of the sixth annual Health Grades Hospital Quality in America Study(TM). Our study once again highlights the considerable variation in quality amongst the nation's hospitals and underscores our ability to provide information and other services that facilitate the growing movement toward the utilization of quality in all aspects of healthcare decision making. This focus on quality encompasses hospitals that seek to use their exceptional


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quality of care in marketing messages, employers who seek to encourage their employees to use the highest quality providers, payers who are beginning to view quality as a way to offer favorable reimbursements to hospitals that achieve higher quality outcomes and consumers seeking quality information regarding their healthcare providers. Now more than ever, healthcare decisions are being made based upon quality."



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                      HEALTH GRADES, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                       Three Months Ended                  Nine Months Ended
                                                           September 30,                      September 30,
                                                  ------------------------------      ------------------------------
                                                      2003              2002              2003              2002
                                                  ------------      ------------      ------------      ------------
Revenues:
    Ratings and advisory                          $  2,289,669      $  1,287,436      $  6,036,721      $  3,568,407
    Physician practice service fees                         --                --                --           195,492
    Other                                                   32               468             1,519             3,160
                                                  ------------      ------------      ------------      ------------
                                                     2,289,701         1,287,904         6,038,240         3,767,059
Costs and expenses:
    Cost of ratings and advisory revenue               510,428           393,347         1,415,535         1,097,466
    Cost of physician practice management
        revenue                                             --            16,183                --            51,867
                                                  ------------      ------------      ------------      ------------
    Gross margin                                     1,779,273           878,374         4,622,705         2,617,726

Operating expenses (1):
    Sales and marketing                                817,061           602,122         2,306,666         1,565,524
    Product development                                337,284           324,475           997,462           950,203
      Litigation settlement (2)                        491,000                --           491,000                --
    General and administrative                         655,709           488,575         2,057,120         1,554,037
                                                  ------------      ------------      ------------      ------------
    Loss from operations                              (521,781)         (536,798)       (1,229,543)       (1,452,038)

Other:
    Gain on sale of assets and other                        --             6,000                75           147,668
    Interest income                                      1,586             3,775             5,601            10,842
    Interest expense                                    (6,062)               --           (13,528)               --
                                                  ------------      ------------      ------------      ------------
Loss before income tax benefit and cumulative
  effect of a change in accounting principle          (526,257)         (527,023)       (1,237,395)       (1,293,528)
Income tax benefit (3)                                      --                --                --         1,046,296
                                                  ------------      ------------      ------------      ------------

Net loss before cumulative effect
   of a change in accounting principle                (526,257)         (527,023)       (1,237,395)         (247,232)

Cumulative effect of a change in accounting
   principle (4)                                            --                --                --        (1,088,311)
                                                  ------------      ------------      ------------      ------------

Net loss                                          $   (526,257)     $   (527,023)     $ (1,237,395)     $ (1,335,543)
                                                  ============      ============      ============      ============

Net loss per share (basic and diluted)            $      (0.02)     $      (0.01)     $      (0.05)     $      (0.04)
                                                  ============      ============      ============      ============

Weighted average shares outstanding (basic
    and diluted)                                    24,404,493        36,406,731        27,437,166        36,116,625
                                                  ============      ============      ============      ============

(1) - Includes non-cash depreciation expense of approximately $24,000 and $74,000, for the three and nine months ended September 30, 2003, respectively and non-cash depreciation and amortization expense of $48,000 and $180,000 for the three and nine months ended September 30, 2002, respectively.

(2) - One-time charge for the accrual of a litigation settlement with SPF-II.

(3) - Includes the income tax benefit recorded in the quarter ended March 31, 2002 related to the carryback of the Company's 2001 tax loss to reduce taxable income in 1997 made possible by the Job Creation and Worker Assistance Act of 2002.



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(4)      - Charge recorded in connection with the Company's goodwill impairment test completed during the quarter ended June 30, 2002 in accordance with the provisions of Statement of Financial Accounting Standards No. 142.

About Health Grades, Inc.

Health Grades, Inc., http://www.healthgrades.com, is a healthcare quality ratings, information and advisory services company. Our clients include healthcare providers, employers, health plans, insurance companies and consumers.



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